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                                                                     EXHIBIT 5.1

                                 FORM OF OPINION

                     MORRISON COHEN SINGER & WEINSTEIN, LLP


                                                                November 9, 2001

Biovest International, Inc.
540 Sylvan Avenue
Englewood Cliffs, NJ 07632

         Re:  Registration Statement on Form SB-2

Dear Sirs:

         We refer to a Registration Statement on Form SB-2 (registration no. 333-68912), as amended (the "Registration Statement"), filed by you, Biovest International, Inc. (the "Company"), a Delaware corporation and successor by merger with Biovest International, Inc., a Minnesota corporation f/k/a Cellex Biosciences, Inc., pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission thereby registering an aggregate of 14,898,468 shares of common stock, $.01 par value per share (the "Common Stock"), of which: (i) 9,360,972 shares (the "Shares") are being registered for resale by certain selling stockholders of the Company;
(ii) 2,005,000 shares (the "Warrant Shares") are being registered for resale upon the exercise of warrants (the "Warrants") issued to certain securityholders of the Company; (iii) 574,996 shares (the "Conversion Shares") are being registered for resale upon the conversion of certain debt securities (the "Convertible Notes"); and (iv) 2,957,500 shares (the "Option Shares") are being registered for resale by certain securityholders of the Company upon exercise of certain options (the "Options"), of which 2,340,000 shares are issuable upon exercise of incentive stock options and 617,500 shares are issuable upon exercise of non-qualified stock options.

         We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:

         1. The Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

         2. The Warrant Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable.

         3. The Conversion Shares have been duly and validly authorized and when sold, paid for and issued upon the conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, will be duly and validly issued, fully paid and nonassessable.

         4. The Option Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Options in accordance with the terms of the Options, will be duly and validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York and we do not purport to be experts in, and do not opine with respect to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. We understand that reference to the "General Corporation Law of the State of Delaware" includes statutory provisions, applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

         This opinion letter is based upon currently existing laws, statutes, rules, ordinances and regulations and judicial decisions, and is rendered as of the date hereof. We disclaim any obligation to advise you of any changes of any of these sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth in this opinion letter. Please note that we are opining only as to the matters expressly set forth in this opinion letter, and no opinion should be inferred as to other matters.
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This opinion is solely for your benefit and may not be relied upon by any person or for any other purpose without the prior written consent of this firm. Without our prior written consent, you are not authorized to release or quote this letter, or any part thereof, to any third party, nor is it to be filed with any governmental agency or other person; notwithstanding the foregoing, we hereby consent to the filing of this opinion as an Exhibit to the Registration
Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                      Very truly yours,

                                      /s/ Morrison Cohen Singer & Weinstein, LLP

                                      MORRISON COHEN SINGER & WEINSTEIN, LLP